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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of the Broadway & Seymour, Inc. 1995 Employee Stock Purchase Plan (33-85924) and the Broadway & Seymour, Inc. Restated 1985 Incentive Stock Option Plan (33-81130) of our report dated February 6, 1998, appearing on page 31 of the Company's Annual Report (which is incorporated by reference in this form 10-K).



Price Waterhouse LLP
Charlotte, North Carolina
March 25, 1998